Exhibit 99.1
PowerSecure Reports Third Quarter Results
Revenue Increases 13% to $31 Million, and Backlog Reaches All-Time High $138 Million
Wake Forest, N.C. — November 4, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today reported its third quarter fiscal 2010 revenues were $31.4 million, and diluted E.P.S. was $0.03. On a year-to-date basis, the Company’s revenues were $90.4 million, and diluted E.P.S. was $0.16. Additionally, the Company reported that its revenue backlog stands at an all time high $138 million as a result of new business awards earned during the last three months.
The Company’s third quarter 2010 revenues of $31.4 million increased 13.3% compared to the third quarter of 2009. This growth was driven by year-over-year revenue growth in the Company’s Interactive Distributed Generation business of 29.4%, Utility Infrastructure business of 37.9%, and Energy Services business of 22.9%, partially offset by lower revenues in its Energy Efficiency business of 23.9%. The Company’s revenue growth combined with continued strong gross margin results, which were 34.8% of revenue, to deliver a 6.6% increase in gross profit, to $10.9 million. These gains were offset by a year-over-year increase in operating expenses of $3.1 million, driven by investments the Company is making in business expansion and new product development in each of its Interactive Distributed Generation, Utility Infrastructure, and Energy Efficiency growth areas. As a result, diluted E.P.S. for the third quarter of 2010 was $0.03 per share compared to $0.09 per share in the third quarter of 2009.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our third quarter results. Our top line exceeded our expectations, our gross margins remain very strong, and the investments we are making in each of our businesses position us for even higher levels of growth and profitability in the future. Additionally, the new business we were awarded over the last few months provides us with an all time high backlog of $138 million, which is a full $48 million greater than our backlog at this time last year. Our backlog includes significantly more medium and long-term revenue bookings, providing a great foundation for growth — including very good progress in building our 2011 revenue base.”
Mr. Hinton continued, “The investments we are making in new product development and technology provide us with a strong set of growth catalysts in each of our business areas, and the capability to generate even higher levels of profitability in the future. As we said last quarter, we remain highly attentive to any changes in the state of the economic recovery in the near-term, while at the same time we are very positive about the targeted investments we are making to enhance our capabilities and product offerings to deliver our businesses’ full growth potential.”
For the third quarter of 2010, the Company’s Energy and Smart Grid Solutions segment revenues were $26.3 million, increasing $2.7 million, or 11.6%, compared to the third quarter of 2009. This segment includes the strategic business areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. These three business areas realized the following revenue variances in the third quarter of 2010 compared to the third quarter of 2009:

1)	Interactive Distributed Generation: Third quarter 2010 Interactive Distributed Generation (IDG) revenues increased 29% compared to the third quarter of 2009. This increase was driven by a 19% increase in the Company’s project-based revenues from sales of IDG systems, a 6% increase in recurring revenues from IDG systems, and a 48% increase in NexGear switchgear revenues. Total recurring revenues from IDG systems for the third quarter were $1.8 million, slightly higher on a sequential basis than the second quarter, establishing a new record for any quarter in the Company’s history.

2)	Energy Efficiency: Third quarter 2010 Energy Efficiency revenues were 24% lower than the third quarter of 2009. This was driven by $3.1 million of lower revenues from the Company’s EfficientLights LED lighting products, which totaled $5.1 million, due to a surge in EfficientLights installations during last year’s third quarter. On a sequential basis, EfficientLights revenues for the third quarter 2010 were slightly higher than the second quarter of 2010. Additionally, the Company’s recently acquired LED lighting company, IES Lighting, contributed $1.0 million of revenue to third quarter 2010 results.

3)	Utility Infrastructure: Third quarter 2010 Utility Infrastructure revenues increased 38% compared to the third quarter of 2009. As expected, this was driven by substantial increases in the Company’s Utility Services revenues, including transmission and distribution system construction and maintenance services.
For the third quarter of 2010, the Company’s Energy Services segment realized a 22.9% year-over-year increase in revenues from its Southern Flow business, due to the improved conditions in the natural gas markets and new growth initiatives. The Company’s WaterSecure business contributed third quarter income of $0.7 million, up 37% on a year-over-year basis. The Company’s WaterSecure results were also positively impacted by improved conditions in the natural gas markets, as well as year-over-year increases in oil prices.
Third quarter 2010 operating expenses were $11.1 million compared to $8.1 million in the third quarter of 2009. The year-over-year increase was primarily due to investments to support new and future business growth in the Company’s Interactive Distributed Generation, Energy Efficiency, and Utility Infrastructure businesses, including new product development, engineering, personnel, and equipment. Additionally, the Company realized increases in selling expense due to higher revenue, and increases in depreciation from capital expenditures for IDG systems owned under the Company’s growing recurring revenue business. On a sequential basis, the Company’s third quarter 2010 operating expenses were essentially even with the second quarter 2010.
As of the date of this press release, the Company’s revenue backlog expected to be recognized after September 30, 2010 is $138 million. This includes revenue included in the new business announcement made on October 20, 2010, and compares to $127 million of revenue backlog reported with the Company’s second quarter earnings release (issued on August 5, 2010). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:

Revenue Backlog to be recognized after September 30, 2010

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$42 Million	4Q10 through 2Q11
Project-based Revenue — Long term	$35 Million	3Q11 through 2Q13
Recurring Revenue	$61 Million	4Q10 through 2019

Revenue Backlog to be recognized after September 30, 2010	$138 Million
Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow business, engineering fees, and service revenue, among others. Numbers may not add due to rounding.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its third quarter 2010 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4209 (or 617-213-4863 if dialing internationally), and providing pass code 72264542. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on December 2, 2010. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 132837375. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	Sepember 30,	September 30,
	2010	2009	2010	2009
Revenue	31,406	27,721	90,394	72,576
Cost of sales	20,480	17,469	58,040	48,195

Gross Profit	10,926	10,252	32,354	24,381

Operating expenses
General and administrative	8,768	6,399	25,101	18,511
Selling, marketing, and service	1,503	997	3,943	2,797
Depreciation and amortization	832	657	2,232	1,762

Total operating expenses	11,103	8,053	31,276	23,070

Operating income (loss)	(177)	2,199	1,078	1,311

Other income (expense)
Equity income	598	429	2,435	1,307
Management fees	136	106	432	309
Interest income and other income	30	36	86	127
Interest expense	(177)	(144)	(457)	(463)

Income (loss) before income taxes	410	2,626	3,574	2,591
Income tax benefit (provision)	(52)	(423)	(528)	(473)

Net income (loss)	358	2,203	3,046	2,118
Less: Net income attributable to noncontrolling interest	132	(549)	(15)	(914)

Net income (loss) attributable to PowerSecure International, Inc.	490	1,654	3,031	1,204

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Basic	0.03	0.10	0.17	0.07

Diluted	0.03	0.09	0.16	0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,640	17,218	17,942	17,158

Diluted	19,028	17,467	18,447	17,174

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	14,668	20,169
Trade receivables, net of allowance for doubtful accounts	34,607	28,332
Inventories	24,163	21,632
Deferred income taxes	2,713	2,713
Prepaid expenses and other current assets	903	1,300

Total Current Assets	77,054	74,146

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	26,222	22,252
Furniture and fixtures	683	671
Land, building, and improvements	4,904	4,802

Total property, plant, and equipment at cost	31,809	27,725
Less accumulated depreciation and amortization	7,019	5,413

Property, plant, and equipment, net	24,790	22,312

OTHER ASSETS:
Goodwill	13,201	7,256
Restricted annuity contract	2,287	2,220
Intangible rights and capitalized software, net of accum amort	1,998	1,320
Investment in unconsolidated affiliate	4,129	3,974
Other assets	166	249

Total other assets	21,781	15,019

TOTAL ASSETS	123,625	111,477

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	5,262	4,116
Accrued and other liabilities	17,476	20,379
Restructuring charges payable	0	325
Current income taxes payable	5	0
Current unrecognized tax benefit	954	327
Current portion of capital lease obligations	787	756

Total current liabilites	24,484	25,903

LONG-TERM LIABILITIES
Revolving Line of Credit	7,500	0
Capital lease obligations, net of current portion	3,851	4,445
Unrecognized tax benefit	692	1,169
Deferred Compensation	970	721

Total long-term liabilites	13,013	6,335

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	187	172
Additional paid-in-capital	113,939	110,911
Accumulated deficit	(29,920)	(32,951)

Total PowerSecure International, Inc. stockholders’ equity	84,206	78,132
Noncontrolling Interest	1,922	1,107

Total stockholders’ equity	86,128	79,239

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	123,625	111,477

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Nine Months Ended
	September 30,	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	3,046	2,118
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,232	1,762
Stock compensation expense	1,270	1,202
Distributions to noncontrolling interest shareholder	(877)	0
(Gain) loss on disposal of miscellaneous assets	37	32
Equity in income of unconsolidated affiliate	(2,435)	(1,307)
Distributions from unconsolidated affiliate	2,225	1,618
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(5,927)	(4,842)
Inventories	(2,249)	(5,234)
Other current assets and liabilities	402	631
Other noncurrent assets	97	53
Accounts payable	169	(539)
Restructuring charges	(325)	(1,096)
Accrued and other liabilities	(2,938)	(3,526)
Unrecognized tax benefits	150	188
Deferred compensation obligation	249	249
Restricted annuity contract	(67)	(65)

Net cash provided by (used in) operating activities	(4,941)	(8,756)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3,850)	(2,202)
Additions to intangible rights and software development	(518)	(442)
Acquisitions	(4,413)	(800)
Proceeds from sale of property, plant and equipment	21	12

Net cash provided by (used in) investing activities	(8,760)	(3,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	7,500	0
Proceeds from sale-leaseback transactions	0	0
Payments on capital lease obligations	(563)	(534)
Proceeds from stock option and warrant exercises, net of shares tendered	1,263	298

Net cash provided by (used in) financing activities	8,200	(236)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,501)	(12,424)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,169	24,316

CASH AND CASH EQUIVALENTS AT END OF PERIOD	14,668	11,892

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